UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2006

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RENTRAK CORPORATION
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-1519	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center 7700 N.E. Ambassador Place Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 284-7581

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Grants of Deferred Stock Units

Effective June 15, 2006, the Board of Directors (the “Board”) of Rentrak Corporation (“Rentrak”), upon recommendation of the Compensation Committee of the Board, approved the grant of 9,000 deferred stock units (“DSUs”) to each non-employee director of Rentrak in lieu of the annual grants of stock options that had been in place under Rentrak’s prior stock-based compensation plan. The DSUs represent the right to receive an equal number of shares of Rentrak Common Stock pursuant to the terms and conditions of Rentrak’s 2005 Stock Incentive Plan on a deferred basis in compliance with the terms of Section 409A of the Internal Revenue Code, as amended. The awards of DSUs will vest in full on June 15, 2007, provided that the recipient continues to be a non-employee director of Rentrak on that date, and provided further that the DSUs will fully vest upon the recipient’s death or disability before that date. The awards will be payable upon the recipient’s retirement from the Board or the occurrence of other events to be specified in the applicable award agreements.

The Board further approved annual grants of 9,000 DSUs to each non-employee director each April 1 (beginning in 2007) on terms comparable to those described above.

Cash Bonuses

Effective June 13, 2006, annual cash bonuses to eight of Rentrak’s executive officers for fiscal year 2006 were approved at the following levels:

Timothy Erwin	$36,000
Ronald Giambra	$40,000
Marty Graham	$52,000
Cathy Hetzel	$49,000
Allan McLennan	$30,000
Kenneth Papagan	$50,000
Mark Thoenes	$36,000
Amir Yazdani	$51,000

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: June 20, 2006	By: /s/ Mark L. Thoenes
Mark L. Thoenes Executive Vice President and Chief Financial Officer